Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact Information:

Brad Edwards

Brainerd Communicators, Inc.

212-986-6667

edwards@braincomm.com

Independent Laboratory Testing Demonstrates Important Quality Differences Between FDA-Approved Makena® and Compounded 17P Formulations

FDA Issues Statement on Makena® on November 8, 2011

St. Louis, MO – November 8, 2011 – Recent testing conducted by independent laboratories, commissioned by Ther-Rx Corporation, a subsidiary of K-V Pharmaceutical Company (the “Company”) (NYSE: KV.A/KV.B), shows that multiple samples of both compounded 17P drug formulations and active pharmaceutical ingredient (API) that may be used in compounded 17P failed to meet certain established standards for potency and purity. These findings, which have been submitted to the U.S. Food and Drug Administration (FDA), demonstrate important quality differences in these compounded 17P formulations when compared to FDA-approved Makena® (hydroxyprogesterone caproate injection).

“We commissioned this research because moms and healthcare providers deserve to know whether medications prescribed during pregnancy meet FDA’s quality standards,” said Greg Divis, President and CEO of K-V Pharmaceutical Company. “This research demonstrates important differences in product quality between FDA-approved Makena® and these compounded 17P formulations. Healthcare providers and patients have no practical way of ensuring that compounded 17P formulations meet FDA’s quality standards. Now that FDA-approved Makena® is available, America’s high-risk moms deserve a product that consistently meets FDA’s standards.”

On Nov. 8, 2011, the FDA issued a statement on Makena® acknowledging it has received information from the Company regarding the potency and purity of samples of bulk hydroxyprogesterone caproate APIs and compounded hydroxyprogesterone caproate products. FDA stated, “According to the analysis of this information provided by K-V, there is variability in the purity and potency of both the bulk APIs and compounded hydroxyprogesterone caproate products that were tested.” The agency has begun its own sampling and analysis of compounded hydroxyprogesterone products and the bulk APIs used to make them. In FDA’s statement, the agency “reminds healthcare providers and patients that before approving the Makena® new drug application, FDA reviewed manufacturing information, such as the source of the API used by the manufacturer, proposed manufacturing processes and the firm’s adherence to current good manufacturing practice. Therefore, as with other approved drugs, greater assurance of safety and effectiveness is generally provided by the approved product than by a compounded product.”

The full text of the FDA statement is available at

http://www.fda.gov/NewsEvents/Newsroom/PressAnnouncements/ucm279098.htm

Overview of Research

The active pharmaceutical ingredient in FDA-approved Makena®, hydroxyprogesterone caproate, is sourced exclusively from the same FDA-registered and FDA-inspected manufacturer that supplied the API used in the NICHD study that served as part of the basis for FDA approval of Makena®. To the Company’s knowledge, this is the only manufacturer of hydroxyprogesterone caproate known to have an active Drug Master File with the FDA.

Research commissioned by Ther-Rx shows that the API used in compounded 17P formulations originates primarily from facilities in China that are neither registered with nor inspected by the FDA. This research also found that the vast majority of entities claiming to be original manufacturers of hydroxyprogesterone caproate are actually re-packagers, re-sellers, brokers or distributors of hydroxyprogesterone caproate that is actually manufactured in China.

The Company also commissioned independent laboratory testing to assess samples of API and compounded 17P formulations and, as such, does not purport to assess the quality of all of the various compounded 17P formulations and hydroxyprogesterone caproate API available on the market. Specifically, the laboratory testing included:

•

10 samples of API used in compounded 17P formulations provided by 10 different suppliers of API. Seven of the suppliers were determined to be original manufacturers of API that are located in China and that, to the Company’s knowledge, do not appear to have been registered with or inspected by the FDA. The other three were identified as U.S.-based resellers of API, whose product is also believed to originate from China.

•	30 vials of compounded 17P formulations, prepared by 30 different compounding pharmacies across 15 states.

The independent laboratories measured the quality of each API sample and compounded 17P vial against certain quality standards required by FDA for Makena®. The samples also were evaluated by these labs against certain U.S. Pharmacopeia (USP) standards for hydroxyprogesterone caproate and hydroxyprogesterone caproate injection because some compounding pharmacies claim that their compounded formulations meet USP criteria. The laboratories analyzed the API and compounded 17P drug formulations to assess potency, chemical impurities and drug identity.

Key Laboratory Testing Findings

Active Pharmaceutical Ingredient (API)

•	One API sample sent from a Chinese manufacturing facility was not the correct active pharmaceutical ingredient. Although the package was sent to the United States labeled in

Chinese as hydroxyprogesterone caproate (HPC), the active ingredient failed the drug identity test for HPC. Further laboratory analysis conclusively proved that the substance was glucose instead of HPC.

•	80 percent (8 of 10) of the API samples failed to meet at least one FDA standard for unknown impurities.

•	50 percent (5 of 10) of the API samples failed to meet the USP standard for potency.

•

The paperwork (certificates of analysis) that arrived with API shipped from China was often missing or incomplete. Such gaps in paperwork can make it difficult to track back specific product to specific manufacturing facilities, which is critically important should a problem with the medication arise.

Compounded 17P Formulations

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27 percent (8 of 30) of the compounded 17P vials tested failed to meet the USP standard for potency. The potency values of the compounded 17P vials ranged from just over half to a level more than 2.5 times the labeled potency. If these vials were administered to patients, some patients would not have received the dose of 17P that was reviewed and subsequently approved by FDA for safety and efficacy in this patient population. This variability in potency was comparable to those found in FDA’s limited survey of compounded drug products conducted in 2006, which is available at:

http://www.fda.gov/Drugs/GuidanceComplianceRegulatoryInformation/PharmacyCompounding/ucm204237.htm

•

53 percent (16 of 30) of the vials of compounded 17P had levels of unknown impurities that exceeded at least one standard required by the FDA for Makena®. The potential toxic effects of these unidentified compounds in the intended patient population are unknown.

•

Taken together, two-thirds (20 of 30) of the compounded 17P vials failed to meet at least one USP requirement (a standard used by some compounding pharmacies) or at least one FDA quality standard required of Makena® for potency and/or purity levels. Information was not obtained regarding the sterility of, or potential presence of endotoxins in, the compounded 17P vials.

•	FDA-approved Makena® must meet FDA’s quality standards before release for patient use.

About K-V Pharmaceutical Company

K-V Pharmaceutical Company is a specialty branded pharmaceutical company with a primary focus in the area of women’s healthcare. As such, we are committed to advancing the health of women across all the stages of their lives.

For further information about K-V Pharmaceutical Company, please visit the Company’s corporate Website at www.kvpharmaceutical.com.

Cautionary Note Regarding Forward-looking Statements

This release contains various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (the “PSLRA”) and which may be based on or include assumptions concerning our operations, future results and prospects. Such statements may be identified by the use of words like “plan,” “expect,” “aim,” “believe,” “project,” “anticipate,” “commit,” “intend,” “estimate,” “will,” “should,” “could,” “potential” and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including, without limitation, statements about product launches, governmental and regulatory actions and proceedings, market position, revenues, expenditures and the impact of the recall and suspension of shipments on revenues, adjustments to the financial statements, the filing of amended SEC filings, and other financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the PSLRA’s “safe harbor” provisions, we provide the following cautionary statements identifying important economic, competitive, political, regulatory and technological factors, among others, that could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions. Such factors include (but are not limited to) the following:

(13)	our ability to continue as a going concern, as discussed in Note 3—“Going Concern and Liquidity Considerations” in the Notes to the Consolidated Financial Statements included in Part I, Item 1 of our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011;

(14)	risks associated with the introduction and growth strategy related to the Company’s Makena® product, including:

(f)	the impact of competitive, commercial payor, governmental (including Medicaid program), physician, patient, public or political responses and reactions, and responses and reactions by medical professional associations and advocacy groups, on the Company’s sales, marketing, product pricing, product access and strategic efforts;

(g)	the possibility that the benefit of any period of exclusivity resulting from the designation of Makena® as an orphan drug may not be realized as a result of U.S. Food and Drug Administration (the “FDA”)’s decision to decline to take enforcement action with regards to compounded alternatives;

(h)	the Center for Medicare and Medicaid Services’ (“CMS”) policy regarding Medicaid reimbursement for Makena®, and the resulting coverage decisions for Makena® by various state Medicaid and commercial payors;

(i)	the satisfaction or waiver of the terms and conditions for our continued ownership of the full U.S. and worldwide rights to Makena® set forth in the previously disclosed Makena® acquisition agreement, as amended, including a $107.5 million scheduled payment by us for those rights; and

(j)	the number of preterm births for which Makena® may be prescribed, its safety and side effects profiles and acceptance of pricing;

(15)	the possibility of delay or inability to obtain FDA approvals of Clindesse® and Gynazole-1® and the possibility that any product relaunch may be delayed or unsuccessful;

(16)	risks related to compliance with various agreements and settlements with governmental entities which are discussed in Part I, Item 2— “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Discontinuation of Manufacturing and Distribution; Product Recalls; and the FDA Consent Decree” of our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011, including:

(d)	the consent decree between the Company and the FDA and the Company’s suspension in 2008 and 2009 of the production and shipment and the nationwide recall of all of the products that it formerly manufactured, as well as the related material adverse effect on our revenue, assets and liquidity and capital resources;

(e)	the agreement between the Company and the Office of Inspector General of the U.S. Department of Health and Human Services (“HHS OIG”) to resolve the risk of potential exclusion of the Company from participation in federal healthcare programs; and

(f)	our ability to comply with the plea agreement between a now-dissolved subsidiary of the Company and the U.S. Department of Justice;

(17)	the availability of raw materials and/or products manufactured for the Company under contract manufacturing agreements with third parties;

(18)	risks that the Company may not ultimately prevail in, or that insurance proceeds, if any, will be insufficient to cover potential losses that may arise from, litigation discussed in Note 16—“Commitments and Contingencies—Litigation and Governmental Inquiries” of the Notes to the Consolidated Financial Statements included in Part I, Item 1 of our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011, including:

(f)	the series of putative class action lawsuits alleging violations of the federal securities laws by the Company and certain individuals;

(g)	product liability lawsuits;

(h)	lawsuits pertaining to indemnification and employment agreement obligations involving the Company and its former Chief Executive Officer;

(i)	the possibility that the pending lawsuits and investigation by HHS OIG regarding potential false claims under Title 42 of the U.S. Code could result in significant civil fines or penalties, including exclusion from participation in federal healthcare programs such as Medicare and Medicaid and the possibility; and

(j)	challenges to our intellectual property rights by actual or potential competitors and challenges to other companies’ introduction or potential introduction of generic or competing products by third parties against products sold by the Company;

(19)	the possibility that our current estimates of the financial effect of previously announced product recalls could prove to be incorrect;

(20)	risks related to the Company’s highly leveraged capital structure discussed in Part I, Item 2— “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” of our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011, including:

(d)	the risk that the maturities of our debt obligations may be accelerated due to our inability to comply with covenants and restrictions contained in our loan agreements, including as a result of unanticipated delays in filing restated financial statements and related reports;

(e)	restrictions on the ability to increase our revenues through certain transactions, including the acquisition or in-licensing of products; and

(f)	risks that present or future changes in the Board of Directors may lead to an acceleration of the maturities of the Company’s debt;

(21)	the risks of unexpected delays in our ability to file restated financial statements and related reports;

(22)	the risk that we may not be able to satisfy the quantitative listing standards of the New York Stock Exchange, including with respect to minimum share price and public float;

(23)	the possibility that default on one type or class of the Company’s indebtedness could result in cross default under, and the acceleration of, its other indebtedness; and

(24)	the risks detailed from time to time in the Company’s filings with the SEC. This discussion is not exhaustive, but is designed to highlight important factors that may impact our forward-looking statements.

Because the factors referred to above, as well as the statements included in Part I, Item 1A—“Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended March 31, 2011, and Part II, Item 1A—“Risk Factors,” and Part I, Item 2—“Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements in this “Cautionary Note Regarding Forward-Looking Statements” and the risk factors that are included under Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 31, 2011, and Part II, Item 1A under our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011, as supplemented by our subsequent SEC filings. Further, any forward-looking statement speaks only as of the date on which it is made and we are under no obligation to update any of the forward-looking statements after the date of this release. New factors emerge from time to time, and it is not possible for us to predict which factors will arise, when they will arise and/or their effects. In addition, we cannot assess the impact of each factor on our future business or financial condition or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.